CUSIP No.	825549108
EXHIBIT B to
SCHEDULE 13D
JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(k)(1)
          The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.
Dated: July 28, 2008

Serengeti Asset Management LP
By:	/s/ Brandon W. Gardner
	Name:	Brandon W. Gardner
	Title:	Authorized Person

J.L. Serengeti Management LLC
By:	/s/ Joseph A. LaNasa III
	Name:	Joseph A. LaNasa III
	Title:	Authorized Person

Joseph A. LaNasa III
/s/ Joseph A. LaNasa III
	Name:	Joseph A. LaNasa III

Serengeti Overseas Ltd
By:	Serengeti Asset Management LP,
its investment advisor

By:	/s/ Brandon Gardner
	Name:	Brandon Gardner
	Title:	Authorized Person